Exhibit

COMPANY NEWS AND PRESS RELEASES FROM OTHER SOURCES:

Cal-Bay International Completes $24.5M Acquisition of Residential Lease Property Portfolio in Las Vegas, Nevada

CARLSBAD, Calif., Dec 04, 2006 (BUSINESS WIRE) -- Cal-Bay International, Inc. (OTCBB:CBAY): Cal-Bay International Today Announced The Completion & Close
Of Escrow For The $24.5M Residential Rental Property Portfolio Of 54 Homes
In Las Vegas, Nevada. Cal-Bay International's Management today announced the closing of the 54 single family home residential property portfolio acquisition in Las Vegas, Nevada.

The portfolio of single family homes has an appraised value in the region of $24.5M and is currently approximately 91% leased. This adds over $1.1M in reported revenue to Cal-Bays current rental portfolio. The homes are primarily located on the SW side of Las Vegas and are mostly under 5 years old.

Las Vegas residential property values are currently increasing at approximately 10% per annum and the rental/lease markets in the area are very strong.

At the time of closing Cal-Bay has a cash equity position of approximately $1.5M based upon the appraised closing price.

Cal-Bay plans to file an 8-K Statement this week detailing the terms of the acquisition.

Cal-Bay now owns 55 Residential properties in Las Vegas, and is currently in negotiation for an additional major residential development property in Nevada.

Roger Pawson/President & CEO

WWW.CALBAYINTERNATIONAL.COM
WWW.COBSHOMES.com
FORWARD LOOKING SAFE HARBOR STATEMENT: To the extent that this release discusses any expectations concerning future plans, financial results or performance, such statements are forward-looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, and are subject to substantial risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and reflect only management's belief and expectations based upon presently available information. These statements, and other forward-looking statements, are not guarantees of future performance and involve risks and uncertainties.
The Company assumes no obligation to update any of the forward-looking statements in this release.

Source:			  Tim Garlin. Cal-Bay International, Inc
Public Relations: (760) 930-0100  	Fax: (760) 930-0200
E-mail: IR@calbayinternational.com
Website: www.calbayinternational.com
www.cobshomes.com
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